Exhibit 99.1

IDT Reports Fiscal First Quarter 2010 Results

Strength in Computing and Communications Drives Revenue Above High End of Projections

SAN JOSE, Calif.--(BUSINESS WIRE)--July 28, 2009--IDT® (Integrated Device Technology, Inc.) (NASDAQ: IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, today announced results for the fiscal first quarter ended June 28, 2009.

“Our fiscal first quarter 2010 top- and bottom-line results were above the high end of our prior projections provided on April 30, 2009,” said Dr. Ted Tewksbury, president and CEO of IDT. “We were pleased to record eight percent sequential revenue growth driven by increased demand for products serving our computing and communications end markets, while we reduced inventory on our balance sheet and in the channel. In addition, our recent cost cutting measures allowed us to deliver better-than-expected earnings for the quarter despite a less favorable product mix.”

Recent Highlights

Recently, IDT announced:

  The closing of the Tundra® Semiconductor Corporation acquisition
  The purchase of touch sensor technology assets from Leadis Technology
  The signing of a co-development agreement with Micron Technology for enterprise flash controllers
  The world’s first PCI Express® (PCIe®) Gen2 switches integrating a temperature sensor and IDT Power Smart technology to provide system thermal management while providing high performance, line rate and throughput
  A new family of timing and power management ICs for DisplayPort™-based notebook LCD panels, including the industry’s first DisplayPort-based timing controller with integrated digital LED backlight driver
  The IDT PanelPort™ ViewXpand™ controller -- The world’s first DisplayPort-based controller that provides complete plug-and-play, high-definition multi-monitor capability without the need for additional graphics cards
  The IDT HQV® Vida™ processor -- The third generation Hollywood Quality Video® processor providing real-time clean up of low-quality compressed video to fully enrich the consumers viewing experience
  The FemtoClock Next Generation (NG) family of clock synthesizers, featuring ultra-low phase noise and significantly improved power-supply noise rejection
  VersaClock III programmable clock generators, which are specifically optimized for use in high-performance consumer, telecommunications, networking and data communications applications

The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis. The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

  Revenue for the fiscal first quarter of 2010 was $116.0 million, compared with $188.2 million reported in the same period one year ago.
  GAAP net loss for the fiscal first quarter of 2010 was $14.1 million or a loss of $0.09 per diluted share, versus GAAP net income of $9.2 million or approximately $0.05 per diluted share in the same period one year ago. Fiscal first quarter 2010 GAAP results include $5.2 million in amortization of intangibles, $4.3 million of stock-based compensation, $3.6 million in acquisition-related costs, $2.0 million asset impairment charge, and $1.5 million of severance-related expense.
  Non-GAAP net income for the fiscal first quarter of 2010 was $3.5 million or $0.02 per diluted share, compared with non-GAAP net income of $39.2 million or $0.23 per diluted share reported in the same period one year ago.
  GAAP gross profit for the fiscal first quarter of 2010 was $47.2 million, compared with GAAP gross profit of $84.5 million in the same period one year ago. Non-GAAP gross profit for the fiscal first quarter of 2010 was $53.8 million, compared with non-GAAP gross profit of $100.7 million reported in the same period one year ago.
  GAAP R&D expense for the fiscal first quarter of 2010 was $36.3 million, compared with GAAP R&D expense of $43.6 million in the same period one year ago. Non-GAAP R&D expense for the fiscal first quarter of 2010 was $32.6 million, compared with non-GAAP R&D expense of $38.4 million in the same period one year ago.
  GAAP SG&A expense for the fiscal first quarter of 2010 was $25.4 million, compared with GAAP SG&A expense of $33.0 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal first quarter of 2010 was $19.2 million, compared with non-GAAP SG&A expense of $24.5 million in the same period one year ago.

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. Pacific time on July 28, 2009. The webcast replay will be available after 5:00 p.m. Pacific time on July 28, 2009.

Investors can also listen to the live call at 1:30 p.m. Pacific time on July 28, 2009 by calling (800) 230-1085 or (612) 332-0107. The conference call replay will be available after 5:00 p.m. Pacific time on July 28, 2009 through 11:59 p.m. Pacific time on August 4, 2009 at (800) 475-6701 or (320) 365-3844. The access code is 107115.

About IDT

With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that solve customer problems. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol "IDTI". Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, customer ordering patterns, channel inventory, anticipated trends in Company sales, expenses and profits, and macroeconomic conditions involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K as amended for the fiscal year ended March 29, 2009. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting

The Company presents non-GAAP financial measures because the financial community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude impairment charges, acquisition-related charges, share-based compensation expense and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with another way management internally analyzes IDT’s results and may be useful. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies.

IDT and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners. IDT, Hollywood Quality Video, HQV, PanelPort, Tundra, Vida, ViewXpand and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended
	June 28,	March 29,		June 29,
	2009	2009		2008

Revenues	$115,954	$107,417		$188,208

Cost of revenues	68,789	74,250	(1)	103,749

Gross profit	47,165	33,167	(1)	84,459

Operating expenses:

Research and development	36,315	38,795		43,619

Selling, general and administrative	25,435	29,753		32,965

Goodwill and intangible assets impairment	-	686,634		-

Total operating expenses	61,750	755,182		76,584

Operating income (loss)	(14,585)	(722,015)	(1)	7,875

Interest expense	(19)	(13)		(18)

Interest income and other, net	1,425	609		1,465

Income (loss) before income taxes	(13,179)	(721,419)	(1)	9,322

Provision (benefit) for income taxes	942	(683)		168

Net income (loss)	$(14,121)	$(720,736)	(1)	$9,154

Net income (loss) per share:

Basic	$(0.09)	$(4.38)	(1)	$0.05

Diluted	$(0.09)	$(4.38)	(1)	$0.05

Weighted average shares:

Basic	165,430	164,735		171,080

Diluted	165,430	164,735		171,366

(1) The three-month period ended March 29, 2009 includes a $1.6 million out of period adjustment to increase cost of revenues and reduce inventory which was recorded after the Q4 fiscal 2009 earnings press release and prior to filing of our fiscal 2009 Form 10-K. The adjustment increased the fourth quarter fiscal 2009 net loss by $1.6 million and increased the net loss per share by $0.01.

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(In thousands)
	Three Months Ended
	June 28,	March 29,	June 29,
	2009	2009	2008

GAAP Net Income (Loss)	$(14,121)	$(720,736)	$9,154

GAAP Diluted Income (Loss) Per Share	$(0.09)	$(4.38)	$0.05

Acquisition / Divestiture Related:

Amortization of acquisition related intangibles	5,219	18,286	20,860

Acquisition related costs (1)	3,593	(3)	(3)

Goodwill and intangible assets impairment	-	686,634	-

Asset impairment (4)	2,002	-	-

Restructuring Related:

Severance and retention costs	1,479	5,408	834

Facility closure costs (2)	23	28	76

Other:

Stock-based compensation expense	4,260	6,619	8,129

Tax effects of Non-GAAP adjustments (3)	1,008	(616)	124

Non-GAAP Net Income (Loss)	$3,463	$(4,380)	$39,174

Non-GAAP Diluted Income (Loss) Per Share	$0.02	$(0.03)	$0.23

Weighted average shares:

Basic	165,430	164,735	171,080

Diluted	165,575	164,735	171,366

GAAP gross profit	47,165	33,167	84,459

Acquisition / Divestiture Related:

Amortization of acquisition related intangibles	3,920	12,288	14,771

Asset impairment (4)	2,002	-	-

Restructuring Related:

Severance and retention costs	55	1,143	656

Facility closure costs (2)	9	5	25

Other:

Stock-based compensation expense	626	945	786

Non-GAAP gross profit	53,777	47,548	100,697

GAAP R&D Expenses:	36,315	38,795	43,619

Acquisition Related:

Amortization of acquisition related intangibles	-	(19)	(19)

Acquisition related costs (1)	2	2	2

Restructuring Related:

Severance and retention costs	(930)	(3,337)	(7)

Facility closure costs (2)	(11)	(20)	(37)

Other:

Stock-based compensation expense	(2,745)	(3,525)	(5,152)

Non-GAAP R&D Expenses	32,631	31,896	38,406

GAAP SG&A Expenses:	25,435	29,753	32,965

Acquisition Related:

Amortization of acquisition related intangibles	(1,299)	(5,979)	(6,070)

Acquisition related costs (1)	(3,595)	1	1

Restructuring Related:

Severance and retention costs	(494)	(928)	(171)

Facility closure costs (2)	(4)	(3)	(14)

Other:

Stock-based compensation expense	(889)	(2,149)	(2,191)

Non-GAAP SG&A Expenses	19,154	20,695	24,520

GAAP Income Tax Benefit	942	(683)	168

Tax effects of Non-GAAP adjustments (3)	(1,008)	616	(124)

Non-GAAP Provision (benefit) for Income Taxes	(66)	(67)	44

(1) Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees. Also includes costs associated with our merger with ICS, such as additional depreciation resulting from purchase accounting and costs associated with the exit of previously leased facilities.

(2) Consists of ongoing costs associated with the exit of our leased facilities.

(3) Consists of the tax effects of non-GAAP adjustments related to acquisitions and stock-based compensation expense.

(4) Impairment charge related to subcontractor receivable amount triggered by divestiture of our Networking Division.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 28,	March 29,
(In thousands)	2009	2009

ASSETS

Current assets:

Cash and cash equivalents	$165,095	$136,036

Short-term investments	140,893	160,037

Accounts receivable, net	51,339	54,894

Inventories	62,788	69,722

Deferred Taxes	1,696	1,696

Prepaid and other current assets	18,322	19,881

Total current assets	440,133	442,266

Property, plant and equipment, net	68,351	71,561

Goodwill	89,463	89,404

Acquisition-related intangibles	51,330	50,509

Other assets	21,830	24,627

TOTAL ASSETS	$671,107	$678,367

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$31,533	$25,837

Accrued compensation and related expenses	16,168	18,820

Deferred income on shipments to distributors	14,771	16,538

Income taxes payable	939	457

Other accrued liabilities	21,041	21,206

Total current liabilities	84,452	82,858

Deferred tax liabilities	3,312	3,220

Long term income taxes payable	20,957	20,907

Other long term obligations	14,324	14,314

Total liabilities	123,045	121,299

Stockholders' equity	548,062	557,068

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$671,107	$678,367

CONTACT:
IDT Investor Relations
Mike Knapp, 408-284-6515 (Financial)
mike.knapp@idt.com
or
IDT Worldwide Marketing
Carolyn Robinson, 408-284-8200 (Press)
carolyn.robinson@idt.com